UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 7, 2011

COGDELL SPENCER INC.
 (Exact name of registrant as specified in its charter)

Maryland	001-32649	20-3126457
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4401 Barclay Downs Drive, Suite 300 Charlotte, North Carolina	28209
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (704) 940-2900

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities

On January 7, 2011, Cogdell Spencer Inc. (the “Company”) closed the sale of an additional 340,000 shares of the Company’s 8.500% Series A Cumulative Redeemable Perpetual Preferred Stock (the “Series A Preferred Stock”) pursuant to the exercise of the over-allotment option granted to the underwriters of the Company’s recent offering of 2,600,000 shares of Series A Preferred Stock, which closed on December 20, 2010. In connection with the closing, the Company contributed the net offering proceeds to Cogdell Spencer LP, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), in exchange for 340,000 of the Operating Partnership’s Series A Preferred Partnership Units, with a liquidation preference of $25.00 per Series A Preferred Partnership Unit (the “Series A Preferred Units”). The issuance of the Series A Preferred Units by the Operating Partnership to the Company is exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGDELL SPENCER INC.
January 10, 2011	/s/ Charles M. Handy

Charles M. Handy
Chief Financial Officer